                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report(Date of earliest event reported): June 18, 1996

                         Commission file number 0-26980

                           ARV ASSISTED LIVING, INC.


           CALIFORNIA                                  33-016098
(STATE OR OTHER JURISDICTION OF           (I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)



              33-95712
        (COMMISSION FILE NO.)

       245 FISCHER AVENUE, D-1                           92626
           COSTA MESA, CA                             (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)


 REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:   (714) 751-7400

ITEM 7.          FINANCIAL STATEMENTS AND EXHIBITS.

The Registrant submits this Form 8-K/A in order to supply the financial statements and schedules required pursuant to Rule 3-05 of Regulation S-X with respect to the Registrant's acquisition of a majority interest in San Gabriel Retirement Villa ("Villa Colima") and to provide the audited financial statements of Villa Colima required thereby. The Registrant also submits this Form 8-K/A in order to supply the financial statements and schedules required pursuant to Rule 3-14 of Regulation S-X with respect to the Registrant's acquisition of Nature Trail Retirement Community ("Amber Wood") and to provide the audited Historical Summary of Gross Income and Direct Operating Expenses of Amber Wood required thereby. This information should be read in conjunction with the Registrant's Form 8-K filed with the Commission on July 3, 1996.

(a)      Financial Statements of Business Acquired

         (1) "Financial Statements of San Gabriel Retirement Villa (dba Villa Colima) (A California Limited Partnership) December 31, 1995, 1994, 1993 with Independent Auditors' Report Thereon."

(b)      Financial Statements of Real Estate Operations Acquired

         (1) "Historical Summary of Gross Income and Direct Operating Expenses of Nature Trail Retirement Community ("Amber Wood" ) for the year ended December 31, 1995."

         (2) A statement showing the estimated taxable operating results for Amber Wood based on its most recent 12-month period.

         (3) "Unaudited Proforma Combined Balance Sheet of ARV Assisted Living, Inc. As of June 30, 1996 and the Unaudited Pro Forma Combined Statement of Operations for the three months ended June 30, 1996 and the Unaudited Pro Forma Combined Statement of Operations for the year ended March 31, 1996 and the related notes thereon."

                          SAN GABRIEL RETIREMENT VILLA
                          (dba Villa Colima)
                          (A California Limited Partnership)

                          Financial Statements

                          December 31, 1995, 1994 and 1993

                          (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT


The General Partners of
  San Gabriel Retirement Villa:

We have audited the accompanying balance sheets of San Gabriel Retirement Villa (dba Villa Colima), a California limited partnership, as of December 31, 1995 and 1994 and the related statements of operations, partners' capital and cash flows for each of the years in the three-year period ended December 31, 1995. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of San Gabriel Retirement Villa (dba Villa Colima) as of December 31, 1995 and 1994 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1995 in conformity with generally accepted accounting principles.




Orange County, California
March 1, 1996

                          SAN GABRIEL RETIREMENT VILLA
                               (dba Villa Colima)
                       (A California Limited Partnership)


                                 Balance Sheets

                           December 31, 1995 and 1994





                               ASSETS                                      1995                  1994
                                                                      -------------           ----------
 Property held for investment, at cost (note 3):
    Land                                                              $     635,985              635,985
    Buildings and improvements                                            3,384,164            3,380,680
    Furniture, fixtures and equipment                                       132,226              115,380
                                                                      -------------           ----------
                                                                          4,152,375            4,132,045
    Less accumulated depreciation                                        (1,075,434)            (948,802)
                                                                      -------------           ----------
           Net property held for investment                               3,076,941            3,183,243

 Cash                                                                       116,984              169,385
 Prepaid expenses and other assets                                           32,689               26,144
 Loan fees, less accumulated amortization of $6,729 in 1995 and
    $3,624 in 1994                                                           15,012               18,117
                                                                      -------------           ----------
                                                                      $   3,241,626            3,396,889
                                                                      =============           ==========

                  LIABILITIES AND PARTNERS' CAPITAL

 Note payable (note 3)                                                $     445,664              544,564
 Accounts payable and accrued liabilities                                    63,433               65,569
 Amounts payable to general partner (note 4)                                  8,797                  653
 Distributions payable to partners                                          107,132              114,903
                                                                      -------------           ----------
           Total liabilities                                                625,026              725,689

 Partners' capital (note 2)                                               2,616,600            2,671,200
                                                                      -------------           ----------
                                                                      $   3,241,626            3,396,889
                                                                      =============           ==========


 See accompanying notes to financial statements.

                          SAN GABRIEL RETIREMENT VILLA
                               (dba Villa Colima)
                       (A California Limited Partnership)



                            Statements of Operations

                  Years ended December 31, 1995, 1994 and 1993

                                                       1995                 1994                 1993
                                                  -------------          ----------           ----------
 Revenues:
    Rent                                          $   1,624,709           1,530,932            1,511,120
    Other                                                29,589              22,034               21,740
                                                  -------------          ----------           ----------
           Total revenues                             1,654,298           1,552,966            1,532,860
                                                  -------------          ----------           ----------
 Costs and expenses:
    Rental property operations (note 4)               1,015,854             957,333              916,942
    General and administrative (note 4)                 182,344             154,510              163,555
    Interest                                             45,693              52,856               36,423
                                                  -------------          ----------           ----------
           Costs and expenses                         1,243,891           1,164,699            1,116,920
                                                  -------------          ----------           ----------
           Income before depreciation and
             amortization                               410,407             388,267              415,940

 Depreciation and amortization                          140,909             144,449              147,586
                                                  -------------          ----------           ----------
           Net income                             $     269,498             243,818              268,354
                                                  =============          ==========           ==========





See accompanying notes to financial statements.

                          SAN GABRIEL RETIREMENT VILLA
                               (dba Villa Colima)
                       (A California Limited Partnership)



                        Statements of Partners' Capital

                  Years ended December 31, 1995, 1994 and 1993

                                                                                                 TOTAL
                                                      GENERAL              LIMITED             PARTNERS'
                                                     PARTNERS             PARTNERS              CAPITAL
                                                  -------------          ----------           ----------
 Balance (deficit) at a December 31, 1992         $     (88,452)          2,974,244            2,885,792

 Distributions to partners (note 2)                      (3,143)           (311,133)            (314,276)

 Net income (note 2)                                      2,684             265,670              268,354
                                                  -------------          ----------           ----------
 Balance (deficit) at December 31, 1993                 (88,911)          2,928,781            2,839,870

 Distributions to partners                               (4,126)           (408,362)            (412,488)

 Net income                                               2,438             241,380              243,818
                                                  -------------          ----------           ----------
 Balance (deficit) at December 31, 1994                 (90,599)          2,761,799            2,671,200

 Distributions to partners                               (3,241)           (320,857)            (324,098)

 Net income                                               2,695             266,803              269,498
                                                  -------------          ----------           ----------
 Balance (deficit) at December 31, 1995           $     (91,145)          2,707,745            2,616,600
                                                  =============          ==========           ==========


See accompanying notes to financial statements.

                          SAN GABRIEL RETIREMENT VILLA
                               (dba Villa Colima)
                       (A California Limited Partnership)


                            Statements of Cash Flows

                  Years ended December 31, 1995, 1994 and 1993

                                                                      1995                1994                 1993
                                                             -------------           ---------            ---------
 Cash flows from operating activities:
    Net income                                               $     269,498             243,818              268,354
    Adjustments to reconcile net income to net cash
      provided by operating activities:
        Depreciation and amortization                              140,909             144,449              147,586
        Gain on sale of property and other assets                   (8,325)                --                   --
        Change in assets and liabilities:
         (Increase) decrease in prepaid expenses and other
           assets                                                   (6,545)              2,653               (2,588)
         Increase (decrease) in amounts payable to general
           partner                                                   8,144              (2,362)              (3,413)
         (Decrease) increase in accounts payable and
           accrued liabilities                                      (2,136)             25,163               (8,853)
                                                             -------------           ---------            ---------
                  Net cash provided by operating
                    activities                                     401,545             413,721              401,086
                                                             -------------           ---------            ---------
 Cash flows used in investing activities:
    Capital expenditures                                           (31,502)            (27,394)             (13,470)
    Proceeds from sale of property and other assets                  8,325                 --                   --
                                                             -------------           ---------            ---------
                  Net cash used in investing activities            (23,177)            (27,394)             (13,470)
                                                             -------------           ---------            ---------
 Cash flows from financing activities:
    Proceeds from long-term debt                                       --                  --               550,000
    Payment of loan fees                                               --                  --               (21,741)
    Principal repayments of long-term debt                         (98,900)             (5,436)            (362,667)
    Net payments under line-of-credit agreement                        --                  --               (50,000)
    Distributions paid                                            (331,869)           (418,311)            (326,151)
                                                             -------------           ---------            ---------
                  Net cash used in financing activities           (430,769)           (423,747)            (210,559)
                                                             -------------           ---------            ---------
                  Net increase (decrease) in cash                  (52,401)            (37,420)             177,057



 Cash at beginning of year                                         169,385             206,805               29,748
                                                             -------------           ---------            ---------
 Cash at end of year                                         $     116,984             169,385              206,805
                                                             =============           =========            =========
 Supplemental disclosure of cash flow information - cash
    paid during the year for interest                        $      44,493              52,856               34,123
                                                             =============           =========            =========


See accompanying notes to financial statements.

                          SAN GABRIEL RETIREMENT VILLA
                               (dba Villa Colima)
                       (A California Limited Partnership)

                          Notes to Financial Statements



 (1)     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         ACCOUNTING METHOD

         The Partnership maintains its records on the accrual method of accounting for financial reporting and Federal and state tax purposes.

         PROPERTY HELD FOR INVESTMENT

         Property held for investment is recorded at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of buildings and improvements and furniture, fixtures and equipment, ranging from 3 to approximately 30 years. Provision is made for impairment loss if the Partnership's management determines a decline in property value is other than temporary.

         LOAN FEES

         Amortization of loan fees is computed using the straight-line method over the term of the related note payable.

         RENTAL INCOME

         Rent agreements with tenants are on a month-to-month basis. Advance deposits are applied to the first month's rent.

         INCOME TAXES

         Under provisions of the Internal Revenue Code and California Revenue and Taxation Code, partnerships are generally not subject to income taxes. For tax purposes, any income or losses realized are those of the individual partners, not the Partnership.

(2)      ORGANIZATION AND PARTNERSHIP AGREEMENT

         San Gabriel Retirement Villa is a California limited partnership (the Partnership) which owns and operates the project under the name of Villa Colima. Partnership interests were offered for sale to California residents only. The Partnership was formed on June 21, 1985 to construct and operate a residential retirement facility in Walnut, California. The term of the Partnership is to continue until December 31, 2046, subject to certain early dissolution provisions as stipulated in the Partnership Agreement. The residential retirement facility commenced operations in 1987.

         Limited Partner units (minimum of 2 units per investor) were offered for sale, each unit representing a $1,000 capital contribution, with a maximum number of units offered totaling 5,300units. The Partnership's initial capitalization represented a capital investment of $5,185,558. No additional capital contributions are required from any Limited Partner. Under the Partnership Agreement, the maximum liability of the Limited Partners is the amount of their capital contributions and share of undistributed profits.

         The Managing General Partner is ARV Assisted Living, Inc. (ARVAL), a California corporation, and the individual General Partners are John
         A. Booty, Gary L. Davidson, John S. Jason, David P. Collins

                          SAN GABRIEL RETIREMENT VILLA
                               (dba Villa Colima)
                       (A California Limited Partnership)

                     Notes to Financial Statements, Continued



         and Tony Rota. The individual General Partners are shareholders of the Managing General Partner. The General Partners are not required to make capital contributions to the Partnership.

         Profits and losses for financial and income tax reporting purposes shall be allocated 1% to the General Partners and 99% to the Limited Partners. Cash available for distribution is to be distributed 1% to the General Partners and 99% to the Limited Partners.

         Upon any sale or refinancing of the Partnership's real property, the proceeds are to be distributed 1% to the General Partners and 99% to the Limited Partners until the Limited Partners have received cash from all sources equal to their capital contributions plus a 6% per annum cumulative return thereon. Thereafter, distributions are to be 15% to the General Partners and 85% to the Limited Partners.

(3)      NOTE PAYABLE

         The Partnership has a note payable to a bank bearing interest at 9.5% and secured by a deed of trust on the Partnership's property. The note is payable in monthly principal and interest installments of $4,858 and all unpaid principal and interest is due on November 15, 2000.

         The annual principal payments on the note payable are due as follows:


                  Year ending December 31:
                     1996                                      $       16,076
                     1997                                              17,694
                     1998                                              19,476
                     1999                                              21,437
                     2000                                             370,981
                                                               --------------
                                                               $      445,664
                                                               ==============

(4)   TRANSACTIONS WITH AFFILIATES

      The Partnership has an agreement with ARVAL providing for a property management fee of 5% of gross operating revenues and a partnership management fee of 10% of cash flow before distribution, as defined in the Partnership Agreement. During 1995, 1994 and 1993, the property management fee and partnership management fee under this agreement amounted to $82,775, $77,648 and $76,643 and $45,743, $43,141 and
      $46,216, respectively, and are included in rental property operations and general and administrative expenses, respectively, in the accompanying statements of operations.

      ARVAL pays certain expenses such as repairs and maintenance, supplies, payroll and retirement benefit expenses on behalf of the Partnership and is subsequently reimbursed by the Partnership. The retirement benefit expense consists of contributions made to an employee stock ownership plan (ESOP). The ESOP contribution expense allocated to the Partnership amounted to $1,787, $11,474 and $12,000 in 1995, 1994 and 1993,
      respectively. The total reimbursements to ARVAL, including the retirement benefit expense, amounted to approximately $546,993, $487,000 and $474,000 for 1995, 1994 and 1993, respectively, and are included in rental property operations and general and administrative expenses in the accompanying statements of operations. Amounts payable to general partner includes reimbursements due to ARVAL.

                          SAN GABRIEL RETIREMENT VILLA
                               (dba VILLA COLIMA)
                       (A California Limited Partnership)

                    Notes to Financial Statements, Continued


(5)   DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS

      The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of Statement of Financial Accounting Standards No. 107 (SFAS 107), "Disclosures about Fair Value of Financial Instruments." The estimated fair value amounts have been determined using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that could be realized in current market exchange. The use of different market assumptions or estimation methodologies may have a material impact on the estimated fair value amounts.

      Fair value information related to financial instruments is as follows:


                                                               DECEMBER 31, 1995
                                                    -------------------------------------
                       FINANCIAL INSTRUMENT             BOOK VALUE            FAIR VALUE
               --------------------------------     -----------------      --------------
                                                              (DOLLARS IN THOUSANDS)
               Cash                                 $         117                  117
               Notes payable                                  446                  446



      CASH

      The carrying amount for cash approximates fair value because these instruments are demand deposits and do not present unanticipated interest rate or credit concerns.

      NOTES PAYABLE

      The fair value of the notes payable approximates book value as the notes payable bears a fixed rate of interest which management deems to be a market rate of interest.

                 NATURE TRAIL RETIREMENT COMMUNITY

                 Historical Summary of Gross Revenue and
                 Direct Operating Expenses

                 December 31, 1995

                 (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
  ARV Assisted Living, Inc.:


We have audited the accompanying historical summary of gross revenue and direct operating expenses of Nature Trail Retirement Community (Nature Trail) for the year ended December 31, 1995. This financial statement is the responsibility of Nature Trail's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in that financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying historical summary of gross revenue and direct operating expenses was prepared for inclusion in the Form 8-K/A of ARV Assisted Living, Inc. and excludes certain material revenues and expenses, as described in note 2, that would not be comparable to those resulting from the proposed future operations of the property.
In our opinion, the historical summary of gross revenue and direct operating expenses referred to above presents fairly, in all material respects, the gross revenue and direct operating expenses, as described in note 2, of Nature Trail Retirement Community for the year ended December 31, 1995 in conformity with generally accepted accounting principles.




Fort Lauderdale, Florida
June 10, 1996

                       NATURE TRAIL RETIREMENT COMMUNITY


                      Historical Summary of Gross Revenue
                         and Direct Operating Expenses

                          Year ended December 31, 1995



 Gross revenue:
    Rental revenue                                                                        $    1,989,961
    Other revenue                                                                                 20,093
                                                                                          --------------
           Total revenue                                                                       2,010,054
                                                                                          --------------
 Direct operating expenses:
    Administrative                                                                               153,019
    Marketing                                                                                    105,527
    Food service                                                                                 351,576
    Assisted living                                                                              162,944
    Housekeeping                                                                                  92,712
    Activities                                                                                    33,274
    Transportation                                                                                17,822
    Maintenance                                                                                  161,264
    Utilities                                                                                    149,777
    Taxes                                                                                         89,383
    Insurance                                                                                     80,491
                                                                                          --------------
           Total expenses                                                                      1,397,789
                                                                                          --------------
           Excess of revenue over direct operating expenses                               $      612,265
                                                                                          ==============


 See accompanying notes to historical summary.

                  Notes to Historical Summary of Gross Revenue
                         and Direct Operating Expenses

                            December 31, 1995
(1)      BUSINESS

         Nature Trail Retirement Community (Nature Trail) is an independent and assisted living facility (ALF) located in Port Richey, Florida. The mission at Nature Trail is to provide residents with housing and assisted living care. Nature Trail has 187 living units (124 independent living units and 63 ALF units).

(2)      BASIS OF PRESENTATION

         The historical summary presents only specified revenues and expenses and is not a complete presentation of Nature Trail's revenues and expenses. The historical summary has been prepared on the accrual basis of accounting.

         (a)    Gross Revenue

         Gross revenue is comprised of monthly rental charges for Nature Trail's independent living and ALF units as well as ancillary charges for services such as housekeeping, beauty and barber.

         (b)    Direct Operating Expenses

         Direct operating expenses include only those costs comparable to the proposed future operations of Nature Trail. Costs such as depreciation, amortization, management fees and attorneys' fees are excluded from the historical summary.

                           ARV Assisted Living, Inc.

                             Purchase of Amber Wood

          Pro Forma Estimates of Cash Flow and Federal Taxable Income

                      For the Year Ended December 31, 1995



The following unaudited pro forma estimates present the cash flow and the Federal Taxable Income of Amber Wood (the "Facility") for the year ended December 31, 1995 as if the Facility had been acquired on January 1, 1995. The pro forma does not purport to represent operations of ARV as a whole nor does it purport to represent actual or expected operations of the Company for any period in the future. These estimates were prepared on the basis described in the accompanying notes, which should be read in conjunction herewith.


Estimate of Cash Flow:
Historical Operating Income                                                                           $612,265
Less:
   Property Taxes                                                                                       (4,182)
                                                                                                      --------

Pro Forma Estimate of Cash Flow                                                                       $608,083
                                                                                                      ========

Estimate of Federal Taxable Income:
Pro Forma Estimate of Cash Flow                                                                       $608,083
Less: Estimated Depreciation and
   Amortization Expense (Federal Income Tax Basis)                                                    (177,143)
                                                                                                      --------

Pro Forma Estimate of Federal Taxable Income                                                          $430,940
                                                                                                      ========

                                   AMBER WOOD

      Notes to Pro Forma Estimate of Cash Flow and Federal Taxable Income

                      For the Year Ended December 31,1995


(1)      Historical Operating Income

         Historical operating income is based upon the excess of operating revenues over certain expenses of Nature Trail Retirement Community ("Amber Wood") for the year ended December 31, 1995.

(2)      Property Taxes

         Property taxes are estimated based upon reassessment of the Property at its purchase price.

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Combined Financial Statements give effect to the acquisition of Nature Trail Retirement Community ("Amber Wood"), a 187 unit retirement and assisted living facility, and the acquisition of the majority interest in Villa San Gabriel Limited Partnership, which operates San Gabriel Retirement Villa ("Villa Colima"). The Unaudited Pro Forma Combined Financial Statements are based on the assumptions and adjustments described in the accompanying notes and should be read in conjunction therewith and in conjunction with the historical financial statements of ARV Assisted Living, Inc. and subsidiaries ("ARVAL" or the "Company") and the notes thereto included in the Company's report on Form 10-Q as of and for the three month period ended June 30, 1996 and the Company's consolidated financial statements as of and for the year ended March 31, 1996. The Unaudited Pro Forma Combined Financial Statements do not purport to present the financial position or the results of operations of ARVAL had the transactions assumed therein occurred on the dates indicated, nor are they necessarily indicative of the results of operations which may be achieved in the future.

                   ARV ASSISTED LIVING, INC. AND SUBSIDIARIES
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 JUNE 30, 1996



                                                      HISTORICAL       HISTORICAL       PRO FORMA          PRO FORMA
ASSETS                                                   ARVAL        VILLA COLIMA     ADJUSTMENTS          COMBINED
                                                     ------------     ------------     -----------        ------------
Cash                                                 $ 42,109,000      $   37,000      $  (341,000)(a)    $ 41,805,000
Fees receivable from affiliates                           908,000             -               -                908,000
Deferred project costs                                  1,162,000             -               -              1,162,000
Investments in real estate                              8,652,000             -               -              8,652,000
Other assets                                            2,574,000          64,000          (22,000)(b)       2,616,000
                                                     ------------      ----------      -----------        ------------
    Total current assets                               55,405,000         101,000         (363,000)         55,143,000

Restricted cash                                         5,366,000             -               -              5,366,000
Property, furniture and equipment                      65,833,000       3,030,000          861,000 (c)      69,724,000
Notes receivable from affiliates                          277,000             -               -                277,000
Deferred tax asset                                      2,044,000             -               -              2,044,000
Other non-current assets                                6,641,000          13,000       (1,881,000)(c)       4,773,000
                                                     ------------      ----------      -----------        ------------
    Total non-current assets                           80,161,000       3,043,000       (1,020,000)         82,184,000
                                                     ------------      ----------      -----------        ------------
    Total assets                                     $135,566,000      $3,144,000      $(1,383,000)       $137,327,000
                                                     ============      ==========      ===========        ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accrued liabilities             $  5,369,000         150,000             -              5,519,000
Deferred revenue, current portion                          46,000           7,000             -                 53,000
Notes payable, current portion                          3,458,000            -                -              3,458,000
Notes payable and other amounts due to affiliates         121,000          10,000          (22,000)(b)         109,000
                                                     ------------      ----------      -----------        ------------
    Total current liabilities                           8,994,000         167,000          (22,000)          9,139,000

Deferred revenue                                        1,397,000              -              -              1,397,000
Notes payable, less current portion                    71,744,000         360,000             -             72,104,000
                                                     ------------      ----------      -----------        ------------
    Total non-current liabilities                      73,141,000         360,000             -             73,501,000
    Total liabilities                                  82,135,000         527,000          (22,000)         82,640,000

Minority interest                                       1,131,000             -          1,256,000 (c)       2,387,000


Shareholders' equity:
    Common stock                                       60,035,000             -               -             60,035,000
    Accumulated equity (deficit)                       (7,735,000       2,617,000       (2,617,000)(c)     (7,735,000)
                                                     ------------      ----------      -----------        ------------
    Total shareholders' equity                         52,300,000       2,617,000       (2,617,000)         52,300,000
                                                     ------------      ----------      -----------        ------------
    Total liabilities and shareholders' equity       $135,566,000      $3,144,000      $(1,383,000)       $137,327,000
                                                     ============      ==========      ===========        ============


See accompanying notes to unaudited pro forma combined financial statements.

                   ARV ASSISTED LIVING, INC. AND SUBSIDIARIES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                        THREE MONTHS ENDED JUNE 30, 1996


                                                   HISTORICAL     AMBER WOOD     VILLA COLIMA      PRO FORMA        PRO FORMA
                                                      ARVAL       ACQUISITION     ACQUISITION     ADJUSTMENTS        COMBINED
                                                  ------------    -----------    ------------     -----------       ----------
REVENUE:
     Assisted living facility revenues             $13,446,000    $543,000(d)     $395,000(d)      $      -         $14,384,000
     Management fees                                   612,000           -               -          (16,000)(e)         596,000
     Development fees                                  333,000           -               -               -              333,000
     Interest income                                   817,000           -               -          (69,000)(h)         748,000
     Other income                                      137,000       4,000(d)        1,000(d)             -             142,000
                                                   -----------    --------        --------         --------         -----------
Total revenue                                      $15,345,000    $547,000        $396,000         $(85,000)        $16,203,000

EXPENSES
     Assisted living facility operating expenses   $ 8,462,000    $379,000(f)     $278,000(f)             -         $ 9,119,000
     Assisted living facility lease expenses         2,747,000           -               -                -           2,747,000
     General and administrative                      1,606,000           -               -                -           1,606,000
     Depreciation and amortization                     667,000      41,000(g)       36,000(g)             -             744,000
     Discontinued project costs and accounts
         receivable written-off                         61,000           -               -                -              61,000
     Interest                                        1,401,000           -          10,000(h)             -           1,411,000
                                                   -----------    --------        --------         --------         -----------
Total expenses                                     $14,944,000    $420,000        $324,000         $      -         $15,688,000

                                                   -----------    --------        --------         --------          ----------
Income before income tax expense                   $   401,000    $127,000        $ 72,000         $(85,000)        $   515,000

Income tax expense                                     150,000      43,000(i)       24,000(i)       (29,000)(i)     $   188,000
                                                   -----------    --------        --------         --------         -----------

Net income                                         $   251,000    $ 84,000        $ 48,000         $(56,000)        $   327,000
                                                   ===========    ========        ========         ========         ===========
Net income available for common shares             $   251,000                                                      $   327,000
                                                   ===========                                                      ===========
Net income per common share                        $      0.03                                                      $      0.04
                                                   ===========                                                      ===========
Weighted average common shares outstanding           8,805,000                                                        8,805,000
                                                   ===========                                                      ===========


See accompanying notes to unaudited pro forma combined financial

                   ARV ASSISTED LIVING, INC. AND SUBSIDIARIES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                           YEAR ENDED MARCH 31, 1996



                                            HISTORICAL       AMBER WOOD        VILLA COLIMA        PRO FORMA        PRO FORMA
                                              ARVAL         ACQUISITION        ACQUISITION        ADJUSTMENTS        COMBINED
                                           ------------     -----------        ------------       -----------       ----------
REVENUES:
  Assisted living facility revenues        $25,479,000      $1,990,000 (d)     $1,625,000 (d)     $     -          $29,094,000
  Management fees                            2,822,000               -                  -           (67,000)(e)      2,755,000
  Development fees                           1,500,000               -                  -               -            1,500,000
  Interest income                            1,070,000               -                  -          (327,000)(h)        743,000
  Other income                               2,192,000          20,000 (d)         30,000 (d)           -            2,242,000
                                           -----------      ----------         ----------         ---------        -----------
Total revenue                              $33,063,000      $2,010,000         $1,655,000         $(394,000)       $36,334,000

EXPENSES
  Assisted living facility operating
    expenses                               $16,395,000      $1,398,000 (f)     $1,131,000 (f)     $     -          $18,924,000
  Assisted living facility lease
    expenses                                 6,644,000               -                  -               -            6,644,000
  General and administrative                 7,644,000               -                  -               -            7,644,000
  Depreciation and amortization              1,031,000         163,000 (g)        141,000 (g)           -            1,335,000
  Discontinued project costs and accounts
    receivable written-off                     395,000               -                  -               -              395,000
  Interest                                   1,544,000               -             46,000 (h)           -            1,590,000
                                           -----------      ----------         ----------         ---------        -----------
Total expenses                             $33,653,000      $1,561,000         $1,318,000         $     -          $36,532,000

                                           -----------      ----------         ----------         ---------        -----------
Income (loss) before income tax expense    $  (590,000)     $  449,000         $  337,000         $(394,000)       $  (198,000)

Income tax expense                             375,000         153,000 (i)        115,000 (i)      (134,000)(i)        509,000
                                           -----------      ----------         ----------         ---------        -----------
Net income (loss)                          $  (965,000)     $  296,000         $  222,000         $(260,000)       $  (707,000)
                                           ===========      ==========         ==========         =========        ===========
Preferred dividends declared               $   351,000                                                             $   351,000
                                           -----------                                                             -----------
Net loss available for common shares       $(1,316,000)                                                            $(1,058,000)
                                           ===========                                                             ===========
Net loss per common share                  $     (0.21)                                                            $     (0.17)
                                           ===========                                                             ===========
Weighted average common shares
  outstanding                                6,246,000                                                               6,246,000
                                           ===========                                                             ===========


    See accompanying notes to unaudited pro forma combined financial statements.

                   ARV ASSISTED LIVING, INC. AND SUBSIDIARIES
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS



I. On June 18, 1996, the Company completed the acquisition of Nature Trail Retirement Community ("Amber Wood"), a 187 unit assisted living facility located in the city of Port Richey, Pasco County, Florida, for $6.2 million, which is reflected in the Company's consolidated
         balance sheet as of June 30, 1996.   The purchase price, including
         personal property, was fully financed with the Company's cash on hand. Beginning on July 1, 1995, the Company began tendering for the Partnership units of Villa San Gabriel Limited Partnership, which operates San Gabriel Retirement Villa ("Villa Colima"). The Company made a final tender offer which began on May 6, 1996 and expired on June 30, 1996. The final purchases of partnership units occurred through August 1996 at which time the Company obtained a majority interest in Villa Colima. During the final tender offer, approximately 702 units or 13.5% of all limited partnership units were
         acquired.   Therefore, when added to the previously tendered units,
         the Company now owns 2,697 units or approximately 52% of the total limited partnership units. Villa Colima's purchase price of approximately $1.95 million was fully financed over the course of the year with cash on hand with the exception of approximately $311,000 which was paid in July and August 1996.

II. The Unaudited Pro Forma Combined Balance Sheet at June 30, 1996 presents the historical balance sheet of the Company as of June 30, 1996 and the pro forma balance sheet of the Company as if the acquisition of a majority interest in Villa Colima had been completed as of June 30, 1996.

III. The Unaudited Pro Forma Combined Statement of Operations for the year ended March 31, 1996 and the three months ended June 30, 1996 present the historical operations of the Company and the pro forma combined operations of the Company as if the acquisitions described in note (1) above had occurred at the beginning of each period.

IV.      Pro forma adjustments are as follows:

         A. To reflect the use of cash in July and August 1996 for the purchase of the final partnership interests in Villa Colima to increase the Company's limited partnership ownership interest to 52%

         B.      To eliminate the receivables and payables between entities

         C. To record the assets and liabilities acquired in connection with the purchase of the majority partnership interest at fair value, minority interest and the elimination of the partners' equity in Villa Colima

         D. To reflect the assisted living facility revenue and other income of the acquired facilities

         E. To reflect the decrease in property management and partnership administration fees received from Villa Colima

         F. To reflect the increase in assisted living facility operating expenses

         G. To reflect the new depreciation expense associated with the acquisitions mentioned in note (1) above

         H. To reflect in increase in interest expense associated with the debt of Villa Colima and the decrease in interest income due to cash used to fund the acquisitions mentioned in note (1) above

         I.      To reflect the pro forma change in income tax expense
                 (benefit).

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ARV Assisted Living, Inc.

By: /s/ Patrick M. Donovan
    ------------------------------
         Patrick M. Donovan
         Vice President Finance
         (Duly authorized officer)

Date:    September 3, 1996